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                                                                   EXHIBIT 23(g)

[LETTERHEAD]

September 18, 1997

Equitable of Iowa Companies
909 Locust Street
Des Moines, Iowa 50306

Members of the Board:

     We hereby consent to (i) the use of our opinion letter dated July 7, 1997 to the Board of Directors of Equitable of Iowa Companies, included as Appendix B to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form F-4 relating to the proposed merger of Equitable of Iowa Companies and ING Groep N.V., and (ii) the references to such opinion in such Prospectus/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.

By: /s/ DAVID S. KIMMEL
---------------------------
Name:   David S. Kimmel
Title:  Vice President